Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Stacy Feit
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(213) 486-6549

ASHFORD TRUST REPORTS SECOND QUARTER 2015 RESULTS

7.9% RevPAR Increase for All Hotels Not Under Renovation for the Second Quarter

Adjusted EBITDA Increased 24%

Adjusted Funds From Operations per Share Increased 26%

Announced Planned Sale of Select-Service Hotel Portfolio and Strategy Refinements

DALLAS, August 6, 2015 —Ashford Hospitality Trust, Inc. (NYSE: AHT) (“the Company” or “Ashford Trust”) today reported financial results and performance measures for the second quarter ended June 30, 2015.  The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) are pro forma assuming each of the hotel properties in the Company’s hotel portfolio as of June 30, 2015 were owned as of the beginning of each of the periods presented.  Unless otherwise stated, all reported results compare the second quarter ended June 30, 2015, with the second quarter ended June 30, 2014 (see discussion below).  The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

STRATEGY REFINEMENTS

•                  The Company will focus on acquiring and owning upper upscale, full service hotels

•                  The Company is not planning nor expects any future platform spinoffs

•                  The Company will continue to target a net debt to gross assets ratio of 55% - 60%

•                  The Company will continue to target cash and cash equivalents at a level of 25% - 35% of its total equity market capitalization for the purposes of:

•                  property-level and corporate-level working capital needs

•                  as a hedge against a downturn in the economy or hotel fundamentals

•                  to be prepared to pursue accretive investments or stock buybacks as those opportunities arise

•                  The Company plans to continue working with the research analysts that follow the Company to update their models to reflect the approximately $1.0 billion of acquisitions that the Company has either closed on or announced year-to-date

•                  The Company plans to sell a portfolio of 23 select-service hotels with anticipated closing in the first quarter

FINANCIAL AND OPERATING HIGHLIGHTS

•                  The Company’s common stock is currently trading at a trailing 12-month NOI cap rate of approximately 8.4%, while similar assets to those in its portfolio are trading in the private market at an approximate average trailing 12-month NOI cap rate of 7.0%.  A 7.0% cap rate implies a share price for the Company’s common stock of $15.85

•                  The Company’s common stock is currently trading at an approximate 6.0% dividend yield

•                  RevPAR for all hotels increased 6.6% during the quarter

•                  RevPAR for all hotels not under renovation increased 7.9% during the quarter

-MORE-

•                  Hotel EBITDA increased 8.8% for all hotels

•                  Hotel EBITDA Margin increased 114 basis points for all hotels not under renovation

•                  Adjusted EBITDA increased $24 million or 24%

•                  Adjusted funds from operations (AFFO) was $0.49 per diluted share for the quarter as compared with $0.39 from the prior-year quarter representing an increase of 26%

•                  Subsequent to quarter end, on July 7, 2015, the Company announced it had completed the conversion of the 260-room Beverly Hills Marriott, formerly the Crowne Plaza Beverly Hills, following an extensive $26.0 million renovation

•                  Subsequent to quarter end, on July 27, 2015, the Company distributed the remaining units and shares that it owned of Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime”)  to its shareholders through a pro-rata, taxable dividend

•                  Capex invested in the quarter was $37.4 million

CAPITAL STRUCTURE

At June 30, 2015, the Company had total assets of $5.0 billion in continuing operations.  As of June 30, 2015, the Company had $3.7 billion of mortgage debt in continuing operations.  Ashford Trust’s total combined debt had a blended average interest rate of 4.96%.

On April 20, 2015, the Company announced it had closed a $25.1 million mortgage loan for the previously-closed acquisition of the Lakeway Resort & Spa in Austin, TX.  The loan is interest only and provides for a floating interest rate of LIBOR + 5.10%.

On June 11, 2015, the Company announced it had completed the acquisition of the 226-room Le Pavillon Hotel in New Orleans, LA for total consideration of $62.5 million ($277,000 per key).  Ashford Inc. provided $4.0 million of key money consideration for the acquisition.  On a forward 12-month basis, after adjusting for the key money, the purchase price represents an estimated cap rate of 7.8% on net operating income and an estimated 11.4x EBITDA multiple.  The Company also closed on a $43.75 million non-recourse mortgage loan to finance the acquisition.  The loan is interest only and provides for a floating interest rate of LIBOR + 5.10%.

On June 24, 2015, the Company announced it had signed a definitive agreement to acquire the 229-room W Minneapolis Hotel — The Foshay and the 60-room Le Meridien Chambers Minneapolis for $101.0 million ($349,000 per key) and will assume approximately $56.0 million of mortgage debt on the W Minneapolis Hotel.

Subsequent to quarter end, on July 1, 2015, the Company announced that it had closed on the acquisition of the 237-room W Atlanta Downtown hotel for total consideration of $56.8 million ($239,000 per key).  On a forward 12-month basis, the purchase price represents an estimated cap rate of 7.2% on net operating income and an estimated 11.6x EBITDA multiple.  The Company financed the property with a $40.5 million non-recourse mortgage loan.  The loan is interest only and provides for a floating interest rate of LIBOR + 5.10%.

Subsequent to quarter end, on July 27, 2015, the Company distributed the remaining units and shares that it owned of Ashford Prime to its shareholders through a pro-rata, taxable dividend.

PORTFOLIO REVPAR

As of June 30, 2015, the Ashford Trust Portfolio consisted of direct hotel investments with 127 properties classified in continuing operations.  During the second quarter of 2015, 114 of the Company’s hotels included in continuing operations were not under renovation.  The Company believes reporting its operating metrics for the hotels in continuing operations on a pro forma total basis (all 127 hotels) and pro forma not under renovation basis (114 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its portfolio.  Details of each category are provided in the tables attached to this release.

2

•                  Pro forma RevPAR increased 6.6% to $122.46 for all hotels on a 5.5% increase in ADR and a 1.0% increase in occupancy

•                  Pro forma RevPAR increased 7.9% to $124.06 for hotels not under renovation on a 5.8% increase in ADR and a 2.0% increase in occupancy

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

The Company believes year-over-year Hotel EBITDA and Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons.  Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality, the Company provides quarterly detail on its Hotel EBITDA and Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Company’s portfolio as of the end of the current period.  As the Company’s portfolio mix changes from time to time so will the seasonality for Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin.  The details of the quarterly calculations for the previous four quarters for the 127 hotels are provided in the table attached to this release.

PLANNED SALE OF SELECT-SERVICE HOTEL PORTFOLIO AND OTHER ANNOUNCEMENTS

On June 26, 2015, the Company announced the planned sale of a 23 hotel portfolio of select-service hotels, while also redefining its investment strategy going forward to focus predominantly on upper-upscale, full-service hotels.  After a full analysis of the potential strategies and in response to investor feedback, the Company has commenced the process to list for sale a portfolio of approximately 23 select-service hotels and will take an opportunistic approach to selling the remaining select-service hotels in the future.

The for-sale, 23 select-service hotel portfolio totals 4,308 rooms, is encumbered by approximately $190.0 million of long term fixed rate debt and approximately $187.0 million of maturing or floating rate debt for total debt of approximately $377.0 million.  The current trailing 12-month NOI for the portfolio is approximately $44.2 million, and the trailing 12-month RevPAR for the portfolio is approximately $89.  It is anticipated that the sale will be completed in the first quarter of 2016 and the proceeds will be redeployed into assets that are consistent with the Company’s refined strategy of investing predominately in upper upscale, full-service hotels.

Additionally, the Company provided some financial and market metrics that are pertinent to the valuation of the platform as well as the disconnect between the current public market valuation of the Company and private market values.  The Company’s common stock is currently trading at a trailing 12-month NOI cap rate of approximately 8.4%.  Based on deals the Company has seen trade and other market information from industry consultants, the Company believes similar assets to those in its portfolio are trading in the private market at an approximate average trailing 12-month NOI cap rate of 7.0% which would imply a share price for Ashford Trust common stock of $15.85, which is approximately 91% higher than the current trading price of Ashford Trust common stock.

COMMON STOCK DIVIDEND

On June 15, 2015, the Company announced that its Board of Directors had declared a quarterly cash dividend of $0.12 per diluted share for the Company’s common stock for the second quarter ending June 30, 2015, payable on July 15, 2015, to shareholders of record as of June 30, 2015.

“We posted another quarter of solid operating performance across the board, with strong growth in RevPAR, EBITDA and AFFO, underscoring the continued success of our revenue management initiatives,” commented Monty J. Bennett, Ashford Trust’s Chairman and Chief Executive Officer.  “As we announced in June, we have refined our investment strategy to focus predominantly on upper upscale, full-service hotels.  With the planned sale of a 23 select-service hotel portfolio and opportunistic sales of our remaining select-service properties in the future, we believe this more simplified and distinct strategy will drive superior long-term returns for our shareholders.”

3

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Trust, Inc. will conduct a conference call on Friday, August 7, 2015, at 11:00 a.m. ET.  The number to call for this interactive teleconference is (719) 325-2308.  A replay of the conference call will be available through Friday, August 14, 2015, by dialing (719) 457-0820 and entering the confirmation number, 8880718.

The Company will also provide an online simulcast and rebroadcast of its second quarter 2015 earnings release conference call.  The live broadcast of Ashford Hospitality Trust’s quarterly conference call will be available online at the Company’s web site, www.ahtreit.com on Friday, August 7, 2015, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel Operating Profit.  FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us.  Neither FFO, AFFO, EBITDA, nor Hotel Operating Profit represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions.  However, management believes FFO, AFFO, EBITDA, and Hotel Operating Profit to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

*  *  *  *  *

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry in upper upscale, full-service hotels.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward looking statements in this press release include, among others, statements about the implied share price for the Company’s common stock.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; and the satisfaction of conditions to, or the completion of, the proposed launch of Ashford Select.  These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.  EBITDA is defined as net income before interest, taxes, depreciation and amortization.  EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price.  A capitalization rate is determined by dividing the property’s annual net operating income by the

4

purchase price.  Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues.  Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues.  Hotel EBITDA Margin is Hotel EBITDA divided by total revenues.  Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

5

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$282,073	$215,063
Marketable securities	—	63,217
Total cash, cash equivalents and marketable securities	282,073	278,280
Investments in hotel properties, net	4,236,040	2,128,611
Restricted cash	149,896	85,830
Accounts receivable, net of allowance of $469 and $241, respectively	55,941	22,399
Inventories	4,358	2,104
Note receivable, net of allowance of $7,306 and $7,522, respectively	3,646	3,553
Investment in Highland JV	—	144,784
Investment in Ashford Prime	55,487	54,907
Investment in Ashford Inc.	5,841	7,099
Investment in AIM REHE Fund	58,390	—
Deferred costs, net	39,117	12,588
Prepaid expenses	17,696	7,017
Derivative assets, net	1,768	182
Other assets	20,558	17,116
Intangible assets, net	11,442	—
Due from Ashford Prime, net	1,343	896
Due from affiliates	—	3,473
Due from third-party hotel managers	37,205	12,241

Total assets	$4,980,801	$2,781,080
LIABILITIES AND EQUITY
Liabilities:

Indebtedness	$3,651,355	$1,954,103
Accounts payable and accrued expenses	136,697	71,118
Dividends payable	23,369	21,889
Unfavorable management contract liabilities	4,343	5,330
Due to Ashford Inc., net	9,331	8,202
Due to related party, net	337	1,867
Due to third-party hotel managers	1,850	1,640
Intangible liabilities, net	16,691	—
Liabilities associated with marketable securities and other	—	6,201
Other liabilities	9,760	1,233

Total liabilities	3,853,733	2,071,583
Redeemable noncontrolling interests in operating partnership
	150,435	177,064
Equity:

Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 1,657,206 shares issued and outstanding at June 30, 2015 and December 31, 2014	17	17
Series D Cumulative Preferred Stock, 9,468,706 shares issued and outstanding at June 30, 2015 and December 31, 2014	95	95
Series E Cumulative Preferred Stock, 4,630,000 shares issued and outstanding at June 30, 2015 and December 31, 2014	46	46
Common stock, $0.01 par value, 200,000,000 shares authorized, 124,896,765 shares issued, 101,226,875 and 89,439,624 shares outstanding at June 30, 2015 and December 31, 2014, respectively	1,249	1,249
Additional paid-in capital	1,802,043	1,706,274
Accumulated deficit	(718,973)	(1,050,323)
Treasury stock, at cost, 23,669,890 and 35,457,141 shares at June 30, 2015 and December 31, 2014, respectively	(108,633)	(125,725)
Total stockholders’ equity of the Company	975,844	531,633
Noncontrolling interest in consolidated entities	789	800

Total equity	976,633	532,433

Total liabilities and equity	$4,980,801	$2,781,080

-MORE-

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
REVENUE
Rooms	$291,670	$167,484	$492,660	$324,481
Food and beverage	64,765	29,014	104,318	57,253
Other	12,473	6,644	21,305	13,010

Total hotel revenue	368,908	203,142	618,283	394,744
Advisory services revenue	—	3,945	—	6,139
Other	430	1,076	1,290	2,141

Total revenue	369,338	208,163	619,573	403,024

EXPENSES
Hotel operating expenses
Rooms	60,735	36,030	103,888	70,784
Food and beverage	42,041	19,379	68,321	38,702
Other expenses	108,395	72,302	183,177	130,576
Management fees	13,385	8,077	23,042	15,819

Total hotel operating expenses	224,556	135,788	378,428	255,881

Property taxes, insurance and other	17,576	8,948	29,170	18,537
Depreciation and amortization	52,616	26,532	90,480	52,684
Impairment charges	19,840	(104)	19,734	(205)
Transaction costs	4,959	83	5,458	83
Advisory services fee:
Base advisory fee	8,505	—	16,516	—
Advisory service fee - other services	1,816	—	3,201	—
Non-cash stock/unit-based compensation	1,151	—	1,322	—

Corporate, general and administrative:
Non-cash stock/unit-based compensation	538	7,742	538	12,230
Other general and administrative	2,582	11,709	7,422	19,956

Total operating expenses	334,139	190,698	552,269	359,166

OPERATING INCOME	35,199	17,465	67,304	43,858

Equity in earnings (loss) of unconsolidated entities	1,907	7,461	(4,715)	3,963
Interest income	30	12	46	18
Gain on acquisition of Highland JV	—	—	381,835	—
Other income (loss)	(2,283)	2,000	2,047	3,277
Interest expense	(42,886)	(26,168)	(74,515)	(52,630)
Amortization of premiums and loan costs	(4,609)	(1,620)	(7,615)	(3,533)
Write-off of loan costs and exit fees	—	(6)	(4,767)	(2,034)
Unrealized gain (loss) on marketable securities	1,929	(944)	127	(943)
Unrealized loss on derivatives	(1,955)	(263)	(3,653)	(610)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(12,668)	(2,063)	356,094	(8,634)
Income tax expense	(2,089)	(312)	(2,914)	(528)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(14,757)	(2,375)	353,180	(9,162)
Income from discontinued operations	—	22	—	26
Gain (loss) on sale of hotel properties, net of tax	—	—	(1,130)	3,491

NET INCOME (LOSS)	(14,757)	(2,353)	352,050	(5,645)
(Income) loss from consolidated entities attributable to noncontrolling interest	(14)	(5)	11	22
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	2,527	772	(42,809)	1,649

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(12,244)	(1,586)	309,252	(3,974)
Preferred dividends	(8,491)	(8,491)	(16,981)	(16,981)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(20,735)	$(10,077)	$292,271	$(20,955)

INCOME (LOSS) PER SHARE — BASIC AND DILUTED
Basic:
Income (loss) from continuing operations attributable to common stockholders	$(0.21)	$(0.11)	$2.96	$(0.25)
Income from discontinued operations attributable to common stockholders	—	—	—	—

Net income (loss) attributable to common stockholders	$(0.21)	$(0.11)	$2.96	$(0.25)

Weighted average common shares outstanding — basic	99,755	88,781	97,661	85,283

Diluted:
Income (loss) from continuing operations attributable to common stockholders	$(0.21)	$(0.11)	$2.86	$(0.25)
Income from discontinued operations attributable to common stockholders	—	—	—	—

Net income (loss) attributable to common stockholders	$(0.21)	$(0.11)	$2.86	$(0.25)

Weighted average common shares outstanding — diluted	99,755	88,781	116,118	85,283

Dividends declared per common share:	$0.12	$0.12	$0.24	$0.24

Amounts attributable to common stockholders:
Net income (loss) attributable to the Company	$(12,244)	$(1,605)	$309,252	$(3,996)
Income from discontinued operations, net of tax	—	19	—	22
Preferred dividends	(8,491)	(8,491)	(16,981)	(16,981)

Net income (loss) attributable to common stockholders	$(20,735)	$(10,077)	$292,271	$(20,955)

-MORE-

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net income (loss)	$(14,757)	$(2,353)	$352,050	$(5,645)
(Income) loss from consolidated entities attributable to noncontrolling interest	(14)	(5)	11	22
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	2,527	772	(42,809)	1,649
Net income (loss) attributable to the Company	(12,244)	(1,586)	309,252	(3,974)

Interest income	(30)	(12)	(46)	(18)
Interest expense and amortization of premiums and loan costs	47,465	27,890	82,071	56,381
Depreciation and amortization	52,566	26,573	90,386	52,764
Income tax expense	2,089	312	2,914	540
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(2,527)	(772)	42,809	(1,649)
Equity in (earnings) loss of unconsolidated entities	(2,855)	(7,461)	3,767	(3,963)
Company’s portion of EBITDA of Ashford Inc.	1,586	—	(692)	—
Company’s portion of EBITDA of Ashford Prime	4,221	3,091	7,131	5,625
Company’s portion of EBITDA of Highland JV	—	28,827	11,982	49,402

EBITDA	90,271	76,862	549,574	155,108

Amortization of unfavorable management contract liabilities	(494)	(494)	(988)	(988)
Impairment charges	19,840	(104)	19,734	(205)
Gain on hotel properties	—	—	(380,705)	(3,503)
Write-off of loan costs and exit fees	—	6	4,767	2,034
Other (income) loss (1)	2,283	(2,000)	(2,047)	(3,277)
Transaction, acquisition and management conversion costs	5,665	1,270	9,589	1,270
Software implementation costs	—	255	—	255
Legal judgment	24	10,800	48	10,800
Unrealized (gain) loss on marketable securities	(1,929)	944	(127)	943
Unrealized loss on derivatives	1,955	263	3,653	610
Dead deal costs	192	—	247	—
Compensation adjustment related to modified employment terms	—	2,997	—	2,997
Non-cash stock/unit-based compensation	1,689	5,505	1,860	9,993
Company’s portion of unrealized loss of AIM REHE Fund	948	—	948	—
Company’s portion of adjustments to EBITDA of Ashford Inc.	(668)	—	2,655	—
Company’s portion of adjustments to EBITDA of Ashford Prime	238	176	156	490
Company’s portion of adjustments to EBITDA of Highland JV	—	(7)	—	(513)

Adjusted EBITDA	$120,014	$96,473	$209,364	$176,014

(1)         Other income, primarily consisting of net realized gain/loss on marketable securities in both periods, is excluded from Adjusted EBITDA.

 ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

 RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO

 (in thousands, except per share amounts)

 (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net income (loss)	$(14,757)	$(2,353)	$352,050	$(5,645)
(Income) loss from consolidated entities attributable to noncontrolling interest	(14)	(5)	11	22
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	2,527	772	(42,809)	1,649
Preferred dividends	(8,491)	(8,491)	(16,981)	(16,981)

Net income (loss) attributable to common stockholders	(20,735)	(10,077)	292,271	(20,955)

Depreciation and amortization on real estate	52,566	26,482	90,386	52,587
Gain on sale of hotel properties	—	—	(380,705)	(3,503)
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(2,527)	(772)	42,809	(1,649)
Equity in (earnings) loss of unconsolidated entities	(2,855)	(7,461)	3,767	(3,963)
Company’s portion of FFO of Ashford Inc.	1,679	—	(1,067)	—
Company’s portion of FFO of Ashford Prime	2,856	1,985	4,308	2,771
Company’s portion of FFO of Highland JV	—	17,621	3,791	26,472

FFO available to common stockholders	30,984	27,778	55,560	51,760

Write-off of loan costs and exit fees	—	6	4,767	2,034
Impairment charges	19,840	(104)	19,734	(205)
Other (income) loss (1)	2,283	(2,000)	(2,047)	(3,277)
Legal judgment	24	10,800	48	10,800
Transaction, acquisition and management conversion costs	5,665	1,270	9,589	1,270
Unrealized (gain) loss on marketable securities	(1,929)	944	(127)	943
Unrealized loss on derivatives	1,955	263	3,653	610
Software implementation costs	—	255	—	255
Dead deal costs	192	—	247	—
Compensation adjustment related modified employment terms	—	2,997	—	2,997
Company’s portion of unrealized loss of AIM REHE Fund	948	—	948	—
Company’s portion of adjustments to FFO of Ashford Inc.	(1,759)	—	(16)	—
Company’s portion of adjustments to FFO of Ashford Prime	168	67	20	388
Company’s portion of adjustments to FFO of Highland JV	—	(7)	—	(513)

Adjusted FFO available to common stockholders	$58,371	$42,269	$92,376	$67,062

Adjusted FFO per diluted share available to common stockholders	$0.49	$0.39	$0.79	$0.64

Weighted average diluted shares	118,644	108,757	116,508	105,001

(1)         Other income, primarily consisting of net realized gain/loss on marketable securities in both periods, is excluded from Adjusted FFO.

-MORE-

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

SUMMARY OF INDEBTEDNESS

JUNE 30, 2015

(dollars in thousands)

(unaudited)

								Proforma	Proforma
			Fixed-Rate		Floating-Rate		Total	TTM Hotel	TTM EBITDA
Indebtedness	Maturity	Interest Rate	Debt		Debt		Debt	EBITDA	Debt Yield

UBS 2 - 8 hotels	December 2015	5.70%	$91,654		$—		$91,654	$13,053	14.2%
Merrill 2 - 5 hotels	February 2016	5.53%	104,032		—		104,032	20,513	19.7%
Merrill 7 - 5 hotels	February 2016	5.53%	74,733		—		74,733	13,718	18.4%
Morgan Stanley MIP - 5 hotels	February 2016	LIBOR + 4.75%	—		200,000	(1)	200,000	22,181	11.1%
Morgan Stanley Pool A - 7 hotels	August 2016	LIBOR + 4.35%	—		301,000	(2)	301,000	31,931	10.6%
Morgan Stanley Pool B - 5 hotels	August 2016	LIBOR + 4.38%	—		62,900	(2)	62,900	6,724	10.7%
JPM Chase - 1 hotel	August 2016	LIBOR + 4.20%	—		37,500	(2)	37,500	6,335	16.9%
BAML Pool 1 & 2 - 8 hotels	January 2017	LIBOR + 4.95%	—		376,800	(3) (4)	376,800	41,970	11.1%
Cantor Commercial Real Estate - 1 hotel	April 2017	LIBOR + 4.95%	—		33,300	(5)	33,300	3,992	12.0%
Column Financial - 24 hotels	April 2017	LIBOR + 4.39%	—		1,070,560	(6)	1,070,560	108,099	10.1%
Wachovia 1 - 5 hotels	April 2017	5.95%	111,088		—		111,088	16,098	14.5%
Wachovia 2 - 7 hotels	April 2017	5.95%	121,530		—		121,530	16,116	13.3%
Wachovia 5 - 5 hotels	April 2017	5.95%	99,850		—		99,850	13,846	13.9%
Wachovia 6 - 5 hotels	April 2017	5.95%	151,934		—		151,934	17,053	11.2%
JPM Lakeway - 1 hotel	May 2017	LIBOR + 5.10%	—		25,100	(8)	25,100	2,620	10.4%
BAML Le Pavillon - 1 hotel	June 2017	LIBOR + 5.10%	—		43,750	(9)	43,750	4,381	10.0%
Morgan Stanley - 8 hotels	July 2017	LIBOR + 4.09%	—		144,000	(10)	144,000	14,503	10.1%
Morgan Stanley Ann Arbor - 1 hotel	July 2017	LIBOR + 4.15%	—		35,200	(10)	35,200	3,487	9.9%
Morgan Stanley Boston Back Bay - 1 hotel	January 2018	4.38%	98,910		—		98,910	14,607	14.8%
Morgan Stanley Princeton/Nashville - 2 hotels	January 2018	4.44%	108,177		—		108,177	24,324	22.5%
NorthStar Gainesville - 1 hotel	July 2018	LIBOR + 4.50%	—		21,200	(11)	21,200	2,422	11.4%
Omni American Bank - 1 hotel	July 2019	LIBOR + 3.75% (7)	—		5,524		5,524	939	17.0%
GACC Gateway - 1 hotel	November 2020	6.26%	99,158		—		99,158	16,053	16.2%
GACC Jacksonville RI - 1 hotel	January 2024	5.49%	10,601		—		10,601	1,470	13.9%
GACC Manchester RI - 1 hotel	January 2024	5.49%	7,264		—		7,264	1,162	16.0%
Key Bank Manchester CY - 1 hotel	May 2024	4.99%	6,795		—		6,795	988	14.5%
Morgan Stanley Pool C1 - 3 hotels	August 2024	5.20%	67,520		—		67,520	8,589	12.7%
Morgan Stanley Pool C2 - 2 hotels	August 2024	4.85%	12,500		—		12,500	2,113	16.9%
Morgan Stanley Pool C3 - 3 hotels	August 2024	4.90%	24,980		—		24,980	3,268	13.1%
BAML Pool 3 - 3 hotels	February 2025	4.45%	54,606	(3)	—		54,606	8,359	15.3%
BAML Pool 4 - 2 hotels	February 2025	4.45%	24,369	(3)	—		24,369	3,018	12.4%
BAML Pool 5 - 2 hotels	February 2025	4.45%	21,112	(3)	—		21,112	2,925	13.9%
Unencumbered hotels			—		—		—	602	N/A
			$1,290,813		$2,356,834		$3,647,647	$447,459	12.3%

Percentage			35.4%		64.6%		100.0%

Weighted average interest rate			5.45%		4.70%		4.96%

All indebtedness is non-recourse.

(1) This mortgage loan has three one-year extension options beginning February 2016, subject to satisfaction of certain conditions. The interest rate is subject to a LIBOR floor of 0.20%.

(2) This mortgage loan has three one-year extension options beginning August 2016, subject to satisfaction of certain conditions.

(3) On January 2, 2015, we refinanced our $145.3 million loan due July 2015 and our $211.0 million loan due November 2015 with a $376.8 million loan due January 2017 with an interest rate of LIBOR + 4.95%, a $54.8 million loan due February 2025 with a fixed interest rate of 4.45%, a $24.5 million loan due February 2025 with a fixed interest rate of 4.45%, and a $21.2 million loan due February 2025 with a fixed interest rate of 4.45%.

(4) This mortgage loan has three one-year extension options beginning January 2017, subject to satisfaction of certain conditions.

(5) This mortgage loan has three one-year extension options beginning April 2017, subject to satisfaction of certain conditions.

(6) On March 6, 2015, we refinanced our $907.5 million loan due March 2015 with a $1,070.6 million loan due April 2017 with four one-year extension options.  The new loan provides for an interest rate of LIBOR + 4.39%.

(7) The interest rate on this mortgage loan which closed in July 2014 is subject to a LIBOR floor of 0.25% and changes to a 4.00% fixed rate after 18 months.

(8) This mortgage loan has three one-year extension options beginning May 2017, subject to satisfaction of certain conditions.

(9) This mortgage loan has three one-year extension options beginning June 2017, subject to satisfaction of certain conditions.

(10) This mortgage loan has three one-year extension options beginning July 2017, subject to satisfaction of certain conditions.

(11) This mortgage loan has two one-year extension options beginning July 2018, subject to satisfaction of certain conditions.

-MORE-

 ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

 INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED

 JUNE 30, 2015

 (in thousands)

 (unaudited)

	2015	2016	2017	2018	2019	Thereafter	Total

UBS 2 - 8 hotels	$90,680	$—	$—	$—	$—	$—	$90,680
Merrill 2 - 5 hotels	—	101,741	—	—	—	—	101,741
Merrill 7 - 5 hotels	—	73,086	—	—	—	—	73,086
Wachovia 1 - 5 hotels	—	—	107,351	—	—	—	107,351
Wachovia 2 - 7 hotels	—	—	117,441	—	—	—	117,441
Wachovia 5 - 5 hotels	—	—	96,491	—	—	—	96,491
Wachovia 6 - 5 hotels	—	—	146,823	—	—	—	146,823
Morgan Stanley Boston Back Bay - 1 hotel	—	—	—	94,226	—	—	94,226
Morgan Stanley Princeton/Nashville - 2 hotels	—	—	—	103,106	—	—	103,106
Omni American Bank - 1 hotel	—	—	—	—	5,168	—	5,168
Morgan Stanley MIP - 5 hotels	—	—	—	—	200,000	—	200,000
Morgan Stanley Pool A - 7 hotels	—	—	—	—	301,000	—	301,000
Morgan Stanley Pool B - 5 hotels	—	—	—	—	62,900	—	62,900
GACC Gateway - 1 hotel	—	—	—	—	—	89,886	89,886
GACC Jacksonville RI - 1 hotel	—	—	—	—	—	9,036	9,036
GACC Manchester RI - 1 hotel	—	—	—	—	—	6,191	6,191
Key Bank Manchester CY - 1 hotel	—	—	—	—	—	5,671	5,671
Morgan Stanley Pool C - 8 hotels	—	—	—	—	—	90,889	90,889
JPM Chase - 1 hotel	—	—	—	—	—	37,500	37,500
BAML Pool 1 & 2 - 8 hotels	—	—	—	—	—	376,800	376,800
BAML Pool 3 - 3 hotels	—	—	—	—	—	44,160	44,160
BAML Pool 4 - 2 hotels	—	—	—	—	—	19,707	19,707
BAML Pool 5 - 2 hotels	—	—	—	—	—	17,073	17,073
Cantor Commercial Real Estate - 1 hotel	—	—	—	—	—	33,300	33,300
Column Financial - 24 hotels	—	—	—	—	—	1,070,560	1,070,560
JPM Lakeway - 1 hotel	—	—	—	—	—	25,100	25,100
BAML Le Pavillon - 1 hotel	—	—	—	—	—	43,750	43,750
Morgan Stanley - 8 hotels	—	—	—	—	—	144,000	144,000
Morgan Stanley Ann Arbor - 1 hotel	—	—	—	—	—	35,200	35,200
NorthStar Gainesville - 1 hotel	—	—	—	—	—	21,200	21,200

Principal due in future periods	$90,680	$174,827	$468,106	$197,332	$569,068	$2,070,023	$3,570,036

Scheduled amortization payments remaining	10,436	16,714	15,109	5,651	5,920	23,781	77,611

Total indebtedness	$101,116	$191,541	$483,215	$202,983	$574,988	$2,093,804	$3,647,647

-MORE-

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

KEY PERFORMANCE INDICATORS - PRO FORMA

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	% Variance	2015	2014	% Variance

ALL HOTELS:
Rooms revenue (in thousands)	$302,888	$283,823	6.72%	$572,315	$533,068	7.36%
RevPAR	$122.46	$114.88	6.60%	$116.40	$108.48	7.30%
Occupancy	80.66%	79.85%	1.01%	77.81%	76.45%	1.78%
ADR	$151.82	$143.86	5.53%	$149.60	$141.89	5.43%

NOTES:

(1)         The above pro forma table assumes the 127 hotel properties included in the Company’s operations were owned as of the beginning of each of the periods presented.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	% Variance	2015	2014	% Variance
ALL HOTELS NOT UNDER RENOVATION:
Rooms revenue (in thousands)	$274,464	$254,131	8.00%	$517,424	$478,180	8.21%
RevPAR	$124.06	$115.00	7.88%	$117.66	$108.79	8.15%
Occupancy	81.40%	79.80%	2.01%	78.36%	76.51%	2.42%
ADR	$152.40	$144.11	5.75%	$150.16	$142.20	5.60%

NOTES:

(1)         The above pro forma table assumes the 114 hotel properties included in the Company’s operations, but not under renovation for the three and six months ended June 30, 2015, were owned as of the beginning of each of the periods presented.

(2)         Excluded Hotels Under Renovation:

Courtyard Boston Downtown, Marriott Beverly Hills, Embassy Suites Flagstaff, Hilton Minneapolis, Hilton Parsippany, Residence Inn Las Vegas, Courtyard Palm Desert, Courtyard Scottsdale, Hilton St Petersburg, Residence Inn Hartford, Springhill suites BWI, Hampton Inn Parsippany, Sheraton Minnetonka

-MORE-

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL OPERATING PROFIT MARGIN

(unaudited)

THE FOLLOWING PRO FORMA EBITDA MARGIN TABLE REFLECTS THE 127 HOTELS INCLUDED IN THE COMPANY’S OPERATIONS AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

All Hotels
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

2nd Quarter 2015	35.01%
2nd Quarter 2014	34.24%
Variance	0.77%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	0.09%
Food & Beverage and Other Departmental	0.44%
Administrative & General	0.07%
Sales & Marketing	0.30%
Hospitality	0.01%
Repair & Maintenance	-0.15%
Energy	0.26%
Franchise Fee	-0.01%
Management Fee	0.03%
Incentive Management Fee	-0.17%
Insurance	0.00%
Property Taxes	-0.09%
Other Taxes	-0.03%
Leases/Other	0.02%
Total	0.77%

-MORE-

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

 PRO FORMA HOTEL OPERATING PROFIT

 (dollars in thousands)

 (unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	% Variance	2015	2014	% Variance
ALL HOTELS:
REVENUE
Rooms	$302,888	$283,823	6.7%	$572,315	$533,068	7.4%
Food and beverage	66,249	63,023	5.1%	128,433	125,056	2.7%
Other	12,505	11,948	4.7%	24,264	22,549	7.6%
Total hotel revenue	381,642	358,794	6.4%	725,012	680,673	6.5%

EXPENSES
Rooms	62,915	59,477	5.8%	121,410	115,247	5.3%
Food and beverage	43,119	41,997	2.7%	84,623	83,065	1.9%
Other direct	5,270	5,068	4.0%	10,512	9,715	8.2%
Indirect	99,488	95,383	4.3%	195,984	187,747	4.4%
Management fees, includes base and incentive fees	19,205	17,544	9.5%	33,591	30,620	9.7%
Total hotel operating expenses	229,997	219,469	4.8%	446,120	426,394	4.6%
Property taxes, insurance, and other	18,023	16,490	9.3%	34,905	32,703	6.7%
HOTEL OPERATING PROFIT (Hotel EBITDA)	133,622	122,835	8.8%	243,987	221,576	10.1%
Hotel EBITDA Margin	35.01%	34.24%	0.77%	33.65%	32.55%	1.10%

Minority interest in earnings of consolidated joint ventures	89	83	7.2%	144	122	18.0%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$133,533	$122,752	8.8%	$243,843	$221,454	10.1%

NOTES:

(1)         The above pro forma table assumes the 127 hotel properties included in the Company’s operations were owned as of the beginning of each of the periods presented.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	% Variance	2015	2014	% Variance
ALL HOTELS NOT UNDER RENOVATION:
REVENUE
Rooms	$274,464	$254,131	8.0%	$517,424	$478,180	8.2%
Food and beverage	60,405	56,943	6.1%	117,519	113,424	3.6%
Other	11,348	10,826	4.8%	22,075	20,403	8.2%
Total hotel revenue	346,217	321,900	7.6%	657,018	612,007	7.4%

EXPENSES
Rooms	56,997	53,353	6.8%	109,812	103,618	6.0%
Food and beverage	39,369	38,324	2.7%	77,588	75,909	2.2%
Other direct	4,898	4,760	2.9%	9,785	9,123	7.3%
Indirect	89,582	85,559	4.7%	176,496	168,350	4.8%
Management fees, includes base and incentive fees	17,804	15,956	11.6%	30,956	27,875	11.1%
Total hotel operating expenses	208,650	197,952	5.4%	404,637	384,875	5.1%
Property taxes, insurance, and other	16,746	15,242	9.9%	31,903	29,778	7.1%
HOTEL OPERATING PROFIT (Hotel EBITDA)	120,821	108,706	11.1%	220,478	197,354	11.7%
Hotel EBITDA Margin	34.90%	33.77%	1.14%	33.56%	32.25%	1.31%

Minority interest in earnings of consolidated joint ventures	45	37	21.6%	70	59	18.6%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$120,776	$108,669	11.1%	$220,408	$197,295	11.7%

NOTES:

(1)         The above pro forma table assumes the 114 hotel properties included in the Company’s operations, but not under renovation for the three and six months ended June 30, 2015, were owned as of the beginning of each of the periods presented.

(2)         Excluded Hotels Under Renovation:

Courtyard Boston Downtown, Marriott Beverly Hills, Embassy Suites Flagstaff, Hilton Minneapolis, Hilton Parsippany, Residence Inn Las Vegas, Courtyard Palm Desert, Courtyard Scottsdale, Hilton St Petersburg, Residence Inn Hartford, Springhill suites BWI, Hampton Inn Parsippany, Sheraton Minnetonka

-MORE-

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(unaudited)

THE FOLLOWING PRO FORMA SEASONALITY TABLE REFLECTS THE 127 HOTELS INCLUDED IN THE COMPANY’S OPERATIONS AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	2015	2015	2014	2014
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	TTM

Total Hotel Revenue	$381,642	$343,370	$323,170	$341,408	$1,389,590
Hotel EBITDA	$133,622	$110,365	$96,174	$107,298	$447,459
Hotel EBITDA Margin	35.01%	32.14%	29.76%	31.43%	32.20%

EBITDA % of Total TTM	29.9%	24.7%	21.5%	24.0%	100.0%

JV Interests in EBITDA	$89	$55	$74	$105	$322

-MORE-

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL REVPAR BY MARKET

(unaudited)

			Three Months Ended			Six Months Ended
	Number of	Number of	June 30,			June 30,
Region	Hotels	Rooms	2015	2014	% Change	2015	2014	% Change

Atlanta, GA Area	9	1,693	$108.28	$96.56	12.1%	$108.67	$96.39	12.7%
Boston, MA Area	3	915	$194.15	$191.43	1.4%	$156.90	$144.89	8.3%
Dallas / Ft. Worth Area	7	1,518	$111.20	$103.59	7.3%	$113.07	$104.61	8.1%
Houston, TX Area	3	692	$123.51	$121.47	1.7%	$117.97	$116.35	1.4%
Los Angeles, CA Metro Area	8	1,901	$110.11	$110.98	-0.8%	$113.66	$112.46	1.1%
Miami, FL Metro Area	3	584	$118.70	$113.50	4.6%	$149.82	$137.06	9.3%
Minneapolis - St. Paul, MN-WI Area	2	520	$105.79	$101.66	4.1%	$95.58	$94.41	1.2%
New York / New Jersey Metro Area	7	1,887	$117.58	$116.41	1.0%	$105.68	$105.96	-0.3%
Orlando, FL Area	6	1,834	$90.29	$84.28	7.1%	$99.94	$90.86	10.0%
Philadelphia, PA Area	3	648	$109.09	$101.64	7.3%	$90.98	$91.34	-0.4%
San Diego, CA Area	2	410	$118.54	$106.12	11.7%	$111.66	$99.89	11.8%
San Francisco - Oakland, CA Metro Area	6	1,368	$151.24	$125.19	20.8%	$144.90	$119.02	21.7%
Tampa, FL Area	3	680	$104.65	$99.83	4.8%	$116.67	$110.93	5.2%
Washington DC - MD - VA Area	10	2,466	$161.12	$143.24	12.5%	$136.78	$125.12	9.3%
Other Areas	55	10,064	$118.98	$112.91	5.4%	$112.02	$105.01	6.7%

Total Portfolio	127	27,180	$122.46	$114.88	6.6%	$116.40	$108.48	7.3%

NOTES:

(1)         The above pro forma table presents the 127 hotel properties included in the Company’s operations at June 30, 2015 as if these hotels were owned as of the beginning of each of the periods presented.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL OPERATING PROFIT (HOTEL EBITDA) BY MARKET

(unaudited)

			Three Months Ended					Six Months Ended
			June 30,					June 30,
Region	Number of Hotels	Number of Rooms	2015	% of Total	2014	% of Total	% Change	2015	% of Total	2014	% of Total	% Change

Atlanta, GA Area	9	1,693	$5,913	4.4%	$5,019	4.1%	17.8%	$12,369	5.1%	$10,866	4.9%	13.8%
Boston, MA Area	3	915	8,214	6.1%	8,521	6.9%	-3.6%	11,187	4.6%	10,417	4.7%	7.4%
Dallas / Ft. Worth Area	7	1,518	6,375	4.8%	5,698	4.6%	11.9%	13,926	5.7%	12,008	5.4%	16.0%
Houston, TX Area	3	692	3,870	2.9%	3,915	3.2%	-1.1%	7,492	3.1%	7,362	3.3%	1.8%
Los Angeles, CA Metro Area	8	1,901	8,462	6.3%	8,815	7.2%	-4.0%	17,596	7.2%	17,733	8.0%	-0.8%
Miami, FL Metro Area	3	584	2,682	2.0%	2,469	2.0%	8.6%	7,738	3.2%	6,859	3.1%	12.8%
Minneapolis - St. Paul, MN-WI Area	2	520	2,411	1.8%	2,225	1.8%	8.4%	3,887	1.6%	3,837	1.7%	1.3%
New York / New Jersey Metro Area	7	1,887	10,371	7.8%	9,774	8.0%	6.1%	15,872	6.5%	16,322	7.4%	-2.8%
Orlando, FL Area	6	1,834	5,098	3.8%	4,595	3.7%	10.9%	12,623	5.2%	10,854	4.9%	16.3%
Philadelphia, PA Area	3	648	2,564	1.9%	2,406	2.0%	6.6%	3,333	1.4%	3,600	1.6%	-7.4%
San Diego, CA Area	2	410	1,803	1.3%	1,502	1.2%	20.0%	3,258	1.3%	2,652	1.2%	22.9%
San Francisco - Oakland, CA Metro Area	6	1,368	8,140	6.1%	6,331	5.2%	28.6%	15,792	6.5%	11,684	5.3%	35.2%
Tampa, FL Area	3	680	2,719	2.0%	2,580	2.1%	5.4%	6,617	2.7%	6,153	2.8%	7.5%
Washington DC - MD - VA Area	10	2,466	17,122	12.8%	14,713	12.0%	16.4%	26,436	10.8%	23,693	10.7%	11.6%
Other Areas	55	10,064	47,878	35.8%	44,272	36.0%	8.1%	85,861	35.2%	77,536	35.0%	10.7%

Total Portfolio	127	27,180	$133,622	100.0%	$122,835	100.0%	8.8%	$243,987	100.0%	$221,576	100.0%	10.1%

NOTES:

(1)             The above pro forma table presents the 127 hotel properties included in the Company’s operations at June 30, 2015 as if these hotels were owned as of the beginning of each of the periods presented.

-MORE-

 ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

 TOTAL ENTERPRISE VALUE

JUNE 30, 2015

 (in thousands except share price)

 (unaudited)

June 30,
2015
End of quarter diluted shares outstanding	101,227
Partnership units outstanding (common share equivalents)**	19,143
Combined diluted shares and partnership units outstanding	120,370
Common stock price at quarter end	$8.46
Market capitalization at quarter end	$1,018,330
Series A preferred stock	$41,430
Series D preferred stock	$236,718
Series E preferred stock	$115,750
Debt on balance sheet date	$3,647,647
Joint venture partners’ share of consolidated debt	$(2,109)
Net working capital (see below)	$(557,782)
Total enterprise value (TEV)	$4,499,984

Ashford Prime Investment:
Partnership units owned at end of quarter	4,978
Common stock price at quarter end	$15.02
Market value of Ashford Prime investment	$74,767

Ashford Inc. Investment:
Common stock owned at end of quarter	598
Common stock price at quarter end	$87.27
Market value of Ashford Inc. investment	$52,202

Cash & cash equivalents	$282,005
Restricted cash	149,713
Accounts receivable, net	55,919
Prepaid expenses	17,691
Investment in AIM REHE, LP	58,390
Due from affiliates, net	(8,290)
Due from 3rd party hotel managers, net	35,362
Market value of Ashford Prime investment	74,767
Market value of Ashford Inc. investment	52,202
Total current assets	$717,759

Accounts payable, net & accrued expenses	$136,608
Dividends payable	23,369
Total current liabilities	$159,977

Net working capital*	$557,782

* Includes the Company’s pro rata share of net working capital in joint ventures.

** Total units outstanding = 20.39 million; Impacted by current conversion factor.

-MORE-

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

ANTICIPATED CAPITAL EXPENDITURES CALENDAR (a)

		2015
	Rooms	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
		Actual	Actual	Estimated	Estimated
Hilton Parsippany	354	x	x	x	x
Courtyard Boston Downtown	315	x	x	x
Marriott Beverly Hills	258	x	x	x
Embassy Suites Flagstaff	119	x	x
Hilton Minneapolis	300	x	x
Hyatt Regency Savannah	351	x
Marriott Bridgewater	347	x
Sheraton Bucks County	186	x
Westin Princeton	296	x
Residence Inn Las Vegas	256		x	x	x
Courtyard Palm Desert	151		x	x
Courtyard Scottsdale	180		x	x
Hilton St Petersburg	333		x	x
Residence Inn Hartford	96		x	x
SpringHill Suites BWI	133		x	x
Hampton Inn Parsippany	152		x
Sheraton Minnetonka	220		x
Courtyard Alpharetta	154			x	x
Courtyard Overland Park	168			x	x
Fairfield Inn Lake Buena Vista	388			x	x
Historic Inns of Annapolis	124			x	x
Embassy Suites Palm Beach Gardens	160			x
Hilton Santa Fe	158			x
Courtyard Foothill Ranch Irvine	156				x
Courtyard Oakland Airport	156				x
Embassy Suites Dulles	150				x
Embassy Suites Houston	150				x
Hilton Fort Worth	294				x
Renaissance Nashville	673				x
Residence Inn Evansville	78				x
Residence Inn Fairfax	159				x
SpringHill Suites Gaithersburg	162				x
The Churchill	173				x

(a) Only hotels which have had or are expected to have significant capital expenditures that could result in displacement in 2015 are included in this table.